UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1817 W 4th Street, Tempe, Arizona 85281
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2024 (the “Termination Date”), Chris DeAlmeida’s employment as Chief Financial Officer of Wrap Technologies, Inc. (the “Company”) was terminated without cause, effective immediately, pursuant to a Separation Agreement and Mutual Release of Claims (the “Separation Agreement”). The termination of Mr. DeAlmeida’s employment was not the result of any disagreement regarding any matter relating to the Company’s operations, policies, or practices.

Pursuant to the Separation Agreement, Mr. DeAlmeida is entitled to receive severance payments in a total amount equal to $137,500, representing six months of Mr. DeAlmeida’s base salary as in effect immediately prior to the Termination Date, payable in substantially equal installments over a six-month period in accordance with the Company’s payroll schedule, beginning after any applicable revocation period has expired without exercise.

The Separation Agreement provides Mr. DeAlmeida with 21 days in which to review the Separation Agreement prior to accepting it. The Separation Agreement further provides that Mr. DeAlmeida shall have the opportunity to revoke his acceptance of the Separation Agreement within seven calendar days of his execution thereof. The Separation Agreement shall become enforceable on the eighth day following Mr. DeAlmeida’s execution thereof if he does not revoke his acceptance of the Separation Agreement by written notice before such time.

Mr. DeAlmeida further agreed to provide his continued cooperation with the Company and its affiliates through January 31, 2024, or such later date as may be mutually agreed to (the “Cooperation Period”). In connection with Mr. DeAlmeida’s continued cooperation, the Company has agreed to compensate Mr. DeAlmeida at an hourly rate of $175 for all hours worked and that were requested by the Company during the Cooperation Period.

The Separation Agreement also provides for a mutual release of claims by Mr. DeAlmeida and the Company, as well as certain customary mutual covenants regarding non-disparagement.

The description of the terms of the Separation Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Mutual Release of Claims, dated January 5, 2024, by and between Wrap Technologies, Inc. and Chris DeAlmeida.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: January 5, 2024	By:	/s/ Scot Cohen
Scot Cohen
Executive Chairman